EXHIBIT 99.1

Castle Biosciences Announces Preliminary Unaudited Fourth Quarter and Full-Year 2024 Results

2024 total revenue expected to meet or exceed top end of guided range of $320-330 million, at least 50% growth over 2023

Delivered 96,071 total test reports in 2024, an increase of 36% compared to 2023

Year-end 2024 cash, cash equivalents and marketable investment securities expected to be approximately $293 million

FRIENDSWOOD, Texas - Jan. 12, 2025--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced certain unaudited preliminary performance results for the fourth quarter and year ended Dec. 31, 2024.

“Our strong fourth quarter performance underscores continued momentum built throughout 2024, reflecting the strength of our growth initiatives and the dedication of our team,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “As a result, we expect to meet or exceed the top end of our full-year 2024 revenue guidance of $320-330 million. This achievement reflects our commitment to delivering value to our stockholders while advancing our mission of improving health through innovative tests that guide patient care.”

Preliminary, Unaudited Fourth Quarter Ended Dec. 31, 2024, Highlights
•Delivered 24,071 total test reports in the fourth quarter of 2024, compared to 20,284 in the same period of 2023, an increase of 19%:
◦DecisionDx®-Melanoma test reports delivered in the quarter were 8,672, compared to 8,591 in the fourth quarter of 2023, an increase of 1%.
◦DecisionDx®-SCC test reports delivered in the quarter were 4,299, compared to 3,530 in the fourth quarter of 2023, an increase of 22%.
◦MyPath® Melanoma test reports delivered in the quarter were 879, compared to 1,018 in the fourth quarter of 2023, a decrease of 14%.
◦TissueCypher® Barrett’s Esophagus test reports delivered in the quarter were 6,672 compared to 3,441 in the fourth quarter of 2023, an increase of 94%.
◦IDgenetix® test reports delivered in the quarter were 3,125 compared to 3,299 in the fourth quarter of 2023, a decrease of 5%. In late 2024, the Company made modifications to its promotional investments for IDgenetix, shifting resources to inside sales and non-personal promotion.
◦DecisionDx®-UM test reports delivered in the quarter were 424, compared to 405 in the fourth quarter of 2023, an increase of 5%.

Preliminary, Unaudited Year Ended Dec. 31, 2024, Highlights
•The Company expects to meet or exceed top end of full-year 2024 revenue guidance of $320-330 million.
•Delivered 96,071 total test reports in 2024, compared to 70,429 in the same period of 2023, an increase of 36%:
◦DecisionDx-Melanoma test reports delivered in 2024 were 36,008, compared to 33,330 in 2023, an increase of 8%.
◦DecisionDx-SCC test reports delivered in 2024 were 16,348, compared to 11,442 in 2023, an increase of 43%.

◦MyPath Melanoma test reports delivered in 2024 were 3,909, compared to 3,962 in 2023, a decrease of 1%.
◦TissueCypher Barrett's Esophagus test reports delivered in 2024 were 20,956 compared to 9,100 in 2023, an increase of 130%.
◦IDgenetix test reports delivered in 2024 were 17,151, compared to 10,921 in 2023, an increase of 57%.
◦DecisionDx-UM test reports delivered in 2024 were 1,699, compared to 1,674 in 2023, an increase of 1%.

Cash, Cash Equivalents and Marketable Investment Securities
Year-end 2024 cash and cash equivalents are expected to be approximately $120 million. Additionally, the Company estimates that it held approximately $173 million in marketable investment securities as of year-end 2024.

Recent Publication Highlight
Findings from the prospective, multicenter DECIDE study demonstrating the significant impact of the DecisionDx-Melanoma test on sentinel lymph node biopsy (SLNB) decision-making for patients with melanoma were recently published in the World Journal of Surgical Oncology. The data showed that integrating DecisionDx-Melanoma test results into the treatment decision-making process resulted in 18.5% fewer SLNBs performed compared to a matched patient cohort for whom the test was not used to guide SLNB decisions (p<0.001). Additionally, no patient with a DecisionDx-Melanoma-predicted risk of SLN positivity of less than 5% who decided to have an SLNB procedure had a positive node.

Recent Reimbursement Update
On January 9, 2025, Medicare Administrative Contractor, Novitas, finalized a local coverage determination that includes language signifying non-coverage by Medicare for our DecisionDx-SCC test.

About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, Barrett’s esophagus, mental health conditions and uveal melanoma. Additionally, the Company has active research and development programs for tests in these and other diseases with high clinical need, including its test in development to help guide systemic therapy selection for patients with moderate-to-severe atopic dermatitis seeking biologic treatment. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, TissueCypher, IDgenetix, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.

Preliminary Results
Castle Biosciences has not completed the preparation of its financial statements for the fourth quarter or year ended Dec. 31, 2024. The preliminary, unaudited information presented in this press release for the quarter and year ended Dec. 31, 2024 is based on management’s initial review of the information presented and its current expectations and is subject to adjustment as a result of, among other things, the completion of the Company’s end-of-period reporting processes and related activities, including the audit by the Company’s independent registered public accounting firm of the Company’s financial statements. As such, any financial information contained in this press release may differ materially from the information reflected in the Company’s financial statements as of and for the year ended Dec. 31, 2024. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the quarter and year ended Dec. 31, 2024. Accordingly, undue reliance should not be placed on this preliminary information.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: (i) our full year 2024 revenue guidance of $320-330 million; (ii) the accuracy of our preliminary test report counts both for full year and fourth quarter of 2024; (iii) trends in revenues and test report volumes; (iv) the accuracy of our expected year-end 2024 cash and cash equivalents and marketable investment securities; (v) the ability of DecisionDx-Melanoma to have a significant impact on SLNB decision-making for patients with melanoma and (vi) future coverage by Medicare for our DecisionDx-SCC test. The words “anticipate,” “can,” “could,” “expect,” “goal,” “may,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding continued reimbursement for our products and subsequent coverage decisions; Novitas’ local coverage determination signifying non-coverage by Medicare of our DecisionDx-SCC test; our estimated total addressable markets for our products and product candidates; the expenses, capital requirements and potential needs for additional financing; the anticipated cost, timing and success of our product candidates; our plans to research, develop and commercialize new tests; our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions; the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets, recession risks, supply chain disruptions, outbreaks of contagious diseases and geopolitical events (such as the ongoing Israel-Hamas War and Ukraine-Russia conflict), among others, on our business and our efforts to address its impact on our business; the possibility that subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; the possibility that the actual application of our tests may not provide the aforementioned benefits to patients; the possibility that our newer gastroenterology and mental health franchises may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

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